UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

This Form 8-K/A is being filed to update information disclosed on the Form 8-K filed by the Company on November 15, 2018.

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024

(Address of Principal Executive Offices)
(Zip Code)

(713) 626-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A is being filed to update information disclosed on the Form 8-K filed by Cactus, Inc. (the “Company”) on November 15, 2018.

On March 15, 2019, as previously announced, Brian Small stepped down from the position of Chief Financial Officer of the Company and transitioned to the new role of Senior Finance Director.  Also effective as of March 15, 2019, Mr. Small ceased to serve as the Company’s principal financial officer. In his new role, Mr. Small will oversee various corporate and operational finance functions.

On March 15, 2019, Stephen Tadlock commenced his service as Vice President, Chief Financial Officer and Treasurer of the Company.  In addition, on March 15, 2019, Mr. Tadlock assumed the duties of the Company’s principal financial officer.  In connection with his appointment as Vice President, Chief Financial Officer and Treasurer, effective as of March 15, 2019, Mr. Tadlock stepped down as the Vice President and Chief Administrative Officer of the Company.

Prior to becoming the Company’s Vice President, Chief Financial Officer and Treasurer, Mr. Tadlock served as Vice President and Chief Administrative Officer from March 2018 until March 15, 2019.  He joined the Company in June 2017 as Vice President of Corporate Services.  Mr. Tadlock previously worked at Cadent Energy Partners LLC from 2007 to 2017, where he most recently served as a Partner from 2014 to 2017. While at Cadent Energy Partners LLC, Mr. Tadlock managed investments across all energy sectors and worked with Cactus LLC since its founding in 2011 as a board observer. Prior to joining Cadent Energy Partners LLC, Mr. Tadlock was a consultant to Cairn Capital, a London based asset management firm. Previously he was associate to the CEO of SoundView, a publicly traded investment bank in Old Greenwich, Connecticut.  Mr. Tadlock began his career as an analyst at UBS Investment Bank in New York, New York. Mr. Tadlock served as a director and chairman of Polyflow Holdings, LLC until his resignation in 2018.  Mr. Tadlock also served as a director of Composite Energy Services, LLC and Energy Services Holdings, LLC until his respective resignations in 2017.  Mr. Tadlock graduated from Princeton University in 2001 with a Bachelor of Science in Engineering in Operations Research and from the Wharton School at the University of Pennsylvania in 2007 with a Master of Business in Administration.

Mr. Tadlock does not have any family relationship with any members of the Company’s board of directors or any of its executive officers. There are no relationships or related party transactions between Mr. Tadlock and the Company that would be required to be reported.

Mr. Tadlock will receive an annual base salary of $335,000.  In addition, Mr. Tadlock will be eligible to participate in the Company’s 2019 Management Incentive Plan.  This will entitle him to receive a bonus of up to 50% of his base salary (the “Base Bonus”) if the Company satisfies certain financial performance and safety metrics. In addition to the Base Bonus, if the Company meets certain more stringent performance standards, Mr. Tadlock will be eligible to receive an additional bonus of up to 40% of his Base Bonus payment.  On March 11, 2019, Mr. Tadlock received a grant of 40,218 restricted stock units under the Company’s long term incentive plan, which restricted stock units will vest in three equal annual installments beginning on the first anniversary of the grant date.

As of the date of this report, no new compensatory arrangements have been entered into with Mr. Small in connection with his commencement of service as Senior Finance Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019

Cactus, Inc.

By:	/s/ David Isaac
Name:	David Isaac
Title:	General Counsel, Vice President of Administration and Secretary

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